JPE, INC.
                                    ---------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 15, 1997


To the Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of JPE, Inc. (the "Company") to be held at the Sheraton Inn-Ann Arbor, 3200 Boardwalk, Ann Arbor, Michigan 48108, on Thursday, May 15, 1997 at 9:00 a.m., local time, for the following purposes:

     (1) To elect two directors of the Company to serve until the Annual Meeting of Shareholders in 2000 and one director of the Company to serve until the Annual Meeting of Shareholders in 1998.

     (2) To consider such other business as may properly come before the Meeting.

     Only shareholders of record at the close of business on March 17, 1997 will be entitled to vote at the Meeting.

     Your attention is called to the attached proxy statement and accompanying proxy. It is important that your shares be represented and voted at the Annual Meeting, regardless of whether you plan to attend in person. You are therefore urged to sign, date and return the accompanying proxy card promptly in the enclosed envelope. If you attend the Meeting, you may withdraw your proxy and vote your own shares.

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 1996 accompanies this Notice.

                              By Order of the Board of Directors



                              Donna L. Bacon, Secretary

Ann Arbor, Michigan
April 28, 1997

                                    JPE, INC.
                                 900 Victors Way
                                    Suite 140
                            Ann Arbor, Michigan 48108
                            -------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 15, 1997


GENERAL INFORMATION

     The Annual Meeting of Shareholders of JPE, Inc. (the "Company") will be held at the Sheraton Inn-Ann Arbor, 3200 Boardwalk, Ann Arbor, Michigan 48108, on Thursday, May 15, 1997, at 9:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement and the proxy is April 28, 1997.

     It is important that your shares be represented at the Meeting. If you are unable to attend the Meeting, please sign and date the enclosed proxy and return it to the Company. The proxy is solicited by the Board of Directors of the Company. Shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting.

     Expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its directors, officers and employees. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy material to principals. Any person giving a proxy has the power to revoke it at any time before it is voted.


VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only holders of record of shares of the Company's Common Stock at the close of business on March 17, 1997 are entitled to notice of, and to vote at, the Meeting or any adjournment or adjournments thereof, each share having one vote. On such record date, the Company had issued and outstanding 4,602,180 shares of Common Stock.

     Set forth below is information relating to the beneficial ownership of outstanding shares of Common Stock by each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock as of March 17, 1997:

Name and Address
of Beneficial Owner                Shares Beneficially Owned
-------------------                -------------------------
                                             Indirectly through        Percent
                                Number      Shareholder Agreement      of Class
                                ------      ---------------------      --------

Dr. John Psarouthakis (1)     767,862 (2)      1,381,682 (3)             46.7%
900 Victors Way, Suite 140
Ann Arbor, Michigan 48108


(1)  Chairman  of the Board,  Chief  Executive  Officer  and a  Director  of the
     Company.

(2) Consists of (a) 730,362 shares owned by a trust of which Dr. Psarouthakis is trustee and a beneficiary and (b) 37,500 shares subject to stock options exercisable within 60 days of March 17, 1997.

(3) Consists of (a) 30,000 shares held by a charitable foundation established by Dr. Psarouthakis and (b) shares owned or subject to stock options exercisable within 60 days of March 17, 1997 by persons who have granted Dr. Psarouthakis the power to vote their shares until various dates in 2007 under a shareholder agreement.



                            I. ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes serving staggered three-year terms, with each class as nearly equal in number as possible. The Board of Directors proposes that Drs. John Psarouthakis and Otto Gago be elected as directors of the Company to hold office for a three-year term until the Annual Meeting of Shareholders in 2000 and C. William Mercurio be elected as a director of the Company to hold office for an initial one-year term until the Annual Meeting of Shareholders in 1998, or until their successors are elected and qualified. The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the nominees named above, unless such proxies are marked to the contrary. Withheld votes and broker non-votes will not be deemed votes cast in determining the nominee vote, but they will be counted for purposes of determining whether a quorum is present. In case a nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies be voted in accordance with the best judgment of the proxy holders.

     The following information is furnished with respect to each nominee for election as a director, each person whose term of office as a director will continue after the Meeting and each executive officer of the Company.

                                                                          Percent of
                                                                       Total Shares of
                                Positions and           Shares              Common
                                Offices with          of Common          Stock of the
                                the Company             Stock              Company
                                 and Other           Beneficially        Beneficially       Term
                                 Principal           Owned as of         Owned as of         to
Name of Officer          Age    Occupations         March 17, 1997      March 17, 1997     Expire
---------------          ---    -----------         --------------      --------------     ------

             NOMINEES FOR ELECTION AS DIRECTOR FOR A THREE-YEAR TERM


John Psarouthakis (1)     64    Chairman of the       2,149,544              46.7%          1997
(December 1990)                 Board, Chief          through
                                Executive Officer     Shareholder
                                and Director of       Agreement
                                the Company

Otto Gago (2)             62    Director of the          34,462                *            1997
(May 1993)                      Company; Thoracic
                                and Cardiovascular
                                Surgeon


              NOMINEE FOR ELECTION AS DIRECTOR FOR A ONE-YEAR TERM

C. William Mercurio (3)   57    Director of the         111,625               2.4%          1997
(July 1996)                     Company; President
                                of the Company's
                                OEM Group


                         DIRECTORS CONTINUING IN OFFICE

John F. Daly (4)          74    Director of the          23,200                *            1998
(May 1993)                      Company; Retired
                                Vice Chairman of
                                the Board of
                                Directors of
                                Johnson Controls,
                                Inc.

Donald R. Mandich (5)     71    Director of the          23,200                *            1999
(May 1993)                      Company; Retired
                                Chairman and Chief
                                Executive Officer
                                of Michigan Mutual
                                Insurance Company
                                and its subsidiaries


                            OTHER EXECUTIVE OFFICERS

James J. Fahrner (6)      45    Vice President-          13,250                *             --
                                Finance and Chief
                                Financial Officer

Donna L. Bacon (7)        45    Vice President,          19,750                *             --
                                General Counsel
                                and Secretary

All Directors and
Executive Officers as
a Group (7 persons) (8)                               2,375,031              51.6%

*    Less than 1%.

(1) Consists of (a) 730,362 shares owned by a trust of which Dr. Psarouthakis is trustee and a beneficiary, (b) 37,500 shares subject to stock options exercisable within 60 days of March 17, 1997, and (c) 1,381,682 shares owned or subject to stock options exercisable within 60 days of March 17, 1997 by persons who have granted Dr. Psarouthakis the power to vote their shares until various dates in 2007 under a shareholder agreement.

(2) Consists of (a) 27,962 shares held in Dr. Gago's individual retirement account and (b) 6,500 shares subject to stock options exercisable within 60 days of March 17, 1997. Dr. Psarouthakis has the power to vote the shares held in Dr. Gago's individual retirement account under a shareholder agreement. Does not include (a) 215,627 shares held by Dr. Gago's wife and
     (b) 15,000 shares held by a charitable foundation established by Dr. and Mrs. Gago, all of which Dr. Psarouthakis has the power to vote under a shareholder agreement.

(3) Consists of (a) 105,375 shares owned by Mr. Mercurio directly and (b) 6,250 shares subject to stock options exercisable within 60 days of March 17, 1997.

(4) Consists of (a) 16,700 shares owned by Mr. Daly directly and (b) 6,500 shares subject to stock options exercisable within 60 days of March 17, 1997. Does not include 2,000 shares owned by a trust of which Mr. Daly's wife is trustee and beneficiary.

(5) Consists of (a) 16,700 shares owned by a trust of which Mr. Mandich is trustee and beneficiary and (b) 6,500 shares subject to stock options exercisable within 60 days of March 17, 1997.

(6) Consists of (a) 3,000 shares owned by a trust of which Mr. Fahrner is trustee and a beneficiary and (b) 10,250 shares subject to stock options exercisable within 60 days of March 17, 1997.

(7) Consists of (a) 3,000 shares owned by Ms. Bacon directly and (b) 16,750 shares subject to stock options exercisable within 60 days of March 17, 1997.

(8) Includes 90,250 shares subject to stock options exercisable within 60 days of March 17, 1997 by the Company's directors and executive officers as a group.



OTHER INFORMATION RELATING TO NOMINEES AND DIRECTORS

     Following each director's name is a brief account of his business experience during the past five years.

JOHN PSAROUTHAKIS

     Dr. John Psarouthakis is the founder of the Company and has been Chairman of the Board, Chief Executive Officer and a Director of the Company since it began operations in late 1991. In 1978, Dr. Psarouthakis organized J. P. Industries, Inc. ("JPI"), which became a Fortune 500 transportation components manufacturing and distribution company, where he served as Chairman, President and a Director until its sale in August, 1990. After the sale of JPI, Dr. Psarouthakis was involved in various private investments and professional activities until the Company began operations. Dr. Psarouthakis is currently an Adjunct Professor teaching Acquisitions and Mergers at The University of Michigan Graduate School of Business.

JOHN F. DALY

     Mr. John F. Daly was the Chairman of the Board of Directors and Chief Executive Officer of Hoover Universal, Inc., a diversified manufacturer of industrial engineered parts and components, from 1976 until his retirement in 1987. Mr. Daly also served as the Vice Chairman of the Board of Directors of Johnson Controls, Inc., from May 1985 until his retirement in 1987. Mr. Daly is a director of AAOMS-Educational Foundation, Comerica Bank & Trust, F.S.B., Edwards Brothers, Inc. and Handleman Company and is a trustee of Sienna Heights College. Mr. Daly became a Director of the Company in May 1993.

DONALD R. MANDICH

     Mr. Donald R. Mandich served as Chairman and Chief Executive Officer of Michigan Mutual Insurance Company and its subsidiaries from May 1995 through May 1996 and has served as a director of such company since May 1985. He was Chairman of the Board and Chief Executive Officer of Comerica Bank from 1981 until his retirement in 1990. Mr. Mandich is a member of the Board and former Chairman of the Heart and Vascular Institute of the Henry Ford Hospital. Mr. Mandich became a Director of the Company in May 1993.

OTTO GAGO

     Dr. Otto Gago has been a thoracic and cardiovascular surgeon since 1967. He currently practices in Ann Arbor, Michigan. Dr. Gago is also an investor in new businesses and real estate ventures. Dr. Gago became a Director of the Company in May 1993.

C. WILLIAM MERCURIO

     Mr. C. William Mercurio has been President of the Company's OEM Group since July 1996, prior to which he served as President of Plastic Trim, Inc. since its acquisition by the Company in April 1995. In November 1990, Mr. Mercurio and a group of investors purchased Plastic Trim from its parent company, Protective Treatments, Inc., and he has held the position of president of Plastic Trim since 1990. Mr. Mercurio became a Director of the Company in July 1996.

     During the fiscal year ended December 31, 1996, the Board of Directors of the Company held seven meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established an Audit Committee, a Compensation Committee and an Executive Committee to assist it in the management of the affairs of the Company.

     The Company's Audit Committee held two meetings in the fiscal year ended December 31, 1996. The Audit Committee is composed of Messrs. Daly, Gago and Mandich and is responsible for the engagement of the Company's independent accountants and reviews with them the scope and timing of their audit services and any other services they may be asked to perform, their report on the Company's accounts following completion of the audit and the Company's policies and procedures relating to internal accounting and financial controls. Coopers & Lybrand serves as independent auditors of the Company. The Board of Directors has ratified the engagement of Coopers & Lybrand for 1997.

     The current members of the Company's Compensation Committee are Messrs. Daly, Gago and Mandich. The Compensation Committee determines the compensation payable and other benefits available to the Company's executive officers and to some of the Company's other management. During the fiscal year ended December 31, 1996, the Compensation Committee held two meetings.

     The  current  members  of  the  Company's   Executive   Committee  are  Dr.
Psarouthakis and Messrs. Daly and Mandich. The Executive Committee did not meet during the fiscal year ended December 31, 1996.

     The Board of Directors does not have a nominating committee, but from time to time it may establish committees in addition to the Audit, Compensation and Executive Committees to assist it in the discharge of its responsibilities.


COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     COMPENSATION OF DIRECTORS

     Each director who is not also an officer or employee of the Company receives a semi-annual director's fee of $3,000 and is reimbursed for expenses of attending Board of Directors and committee meetings.

     On April 27, 1995, the Board of Directors of the Company approved the JPE, Inc. Director Stock Option Plan (the "Director Plan"). Pursuant to the Director Plan, on April 27, 1995, each non-employee director of the Company was granted an option to purchase 5,000 shares of Common Stock of the Company at an exercise price of $12.75 per share. On the date of each annual meeting of shareholders subsequent to April 27, 1995, each non-employee director serving on or elected to the Board on such date shall receive an option to purchase 3,000 shares of Common Stock of the Company at an exercise price equal to the fair market value of the Company's Common Stock on the date of such grant.

     SUMMARY COMPENSATION TABLE

     The following table sets forth information for the fiscal years ended December 31, 1994, 1995 and 1996 concerning compensation of the Company's Chief Executive Officer and each of the Company's executive officers whose total annual salary and bonus exceeded $100,000 in 1996:


                           SUMMARY COMPENSATION TABLE
                                                                        Long-Term
                                                                       Compensation
                         Annual Compensation                              Awards
                         -------------------                           ------------

                      Fiscal                         Other Annual      Stock Option        All Other
Name and Position      Year   Salary (1)   Bonus    Compensation (2)    Shares (#)       Compensation (3)
-----------------      ----   ----------   -----    ----------------   ------------      ----------------

John Psarouthakis      1996   $233,333   $ 50,000          --            110,000 (4)      $ 9,250
  Chairman of the      1995    192,500     50,000          --             90,000            4,500
  Board, Chief         1994    160,000     75,000          --                --             4,500
  Executive Officer
  and Director

C. William Mercurio    1996    167,760     50,000          --             25,000 (4)       98,374 (5)
  President-OEM
  Group and Director

Gareth L. Reed (6)     1996    158,333       --            --                --             8,187
  former President-    1995    184,167     41,000          --             93,750            4,500
  Aftermarket Group    1994    160,000     60,000          --                --             4,500
  and Director

Donna L. Bacon         1996    152,500     40,000          --             75,000 (7)        9,250
  Vice President,      1995    146,625     35,000          --             15,000                0
  General Counsel      1994     28,438      7,500          --             30,000                0
  and Secretary

James J. Fahrner       1996    153,125     40,000          --             95,000 (8)        9,250
  Vice President       1995     78,542     20,000          --             45,000                0
  and Chief
  Financial Officer


(1) Amounts represent the dollar value of base salary earned by the named executive officer during the fiscal year covered as reported on the officer's W-2.

(2) The dollar value of perquisites provided to each of the named executive officers does not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(3) Represents the amount contributed to an account for the employee's benefit by the Company under the Company's 401(k) Savings Plan, unless otherwise indicated.

(4) Represents options granted as replacement options in connection with the December 16, 1996 repricing of options. See "Option Grants in Last Fiscal Year" below.

(5) Represents $72,000 paid in consideration for a covenant not-to-compete and $26,374 contributed to Mr. Mercurio's account under the Plastic Trim Profit Sharing Retirement Plan.

(6) Mr. Reed resigned as President-Aftermarket Group and Director of the Company effective October 15, 1996.

(7) Includes options to purchase 15,000 shares of the Company's Common Stock that were canceled in connection with the December 16, 1996 repricing of options. See "Option Grants in Last Fiscal Year" below.

(8) Includes options to purchase 25,000 shares of the Company's Common Stock that were canceled in connection with the December 16, 1996 repricing of options. See "Option Grants in Last Fiscal Year" below.



     OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning grants of stock options to the Company's named executive officers during the fiscal year ended December 31, 1996:


                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                      Potential Realizable Value
                                                                                       at Assumed Annual Rates
                                                                                     of Stock Price Appreciation
                                                                                         For Option Term (4)
                                                                                     ---------------------------
                                      % of Total
                                        Options
                     Number of        Granted to        Exercise
                      Options        Employees in       Price Per     Expiration
Name                Granted (1)       Fiscal Year       Share (2)      Date (3)           5%             10%
----                -----------     ---------------     ---------    ------------         --             ---

John Psarouthakis     20,000 (5)          N/A             $7.25        11/03/98        $ 13,946        $ 28,491
                      23,678 (5)          N/A              7.25        11/27/00          36,494          78,491
                      66,322 (5)          N/A              7.25        11/27/05         263,206         647,337

Gareth L. Reed           --                --               --             --               --              --

C. William            25,000 (5)          N/A              7.25        11/27/05          99,215         244,013
Mercurio

Donna L. Bacon        15,000 (6)           3%              7.75        11/01/06             N/A             N/A
                      30,000 (5)          N/A              7.25        10/25/04         101,663         242,563
                      15,000 (5)          N/A              7.25        11/27/05          59,529         146,408
                      15,000 (5)          N/A              7.25        11/01/06          67,330         170,024

James J. Fahrner      15,000 (6)           3%             9.875         7/01/06             N/A             N/A
                      10,000 (6)           2%              7.75        11/01/06             N/A             N/A
                      30,000 (5)          N/A              7.25         6/19/05         111,892         271,806
                      15,000 (5)          N/A              7.25        11/27/05          59,529         146,408
                      15,000 (5)          N/A              7.25         7/01/06          64,458         161,213
                      10,000 (5)          N/A              7.25        11/01/06          44,887         113,350


(1) The options become exercisable as to up to 25% of the underlying shares of Common Stock on the first anniversary of the date of grant and 25% each year thereafter.

(2) The exercise price is to be paid in full in cash or, with the consent of the Compensation Committee, in Common Stock or by a promissory note payable to the order of the Company which is acceptable to the Compensation Committee.

(3) The options may expire earlier in certain circumstances such as the executive's death or permanent disability or the termination of his employment with the Company.

(4) The dollar amounts under these columns assume a compounded annual market price increase for the underlying shares of Common Stock from the date of grant to the end of the option term of 5% and 10%. This format is prescribed by the Commission and is not intended to forecast future appreciation of shares of Common Stock. The actual value, if any, an executive may realize will depend on the excess of the market price for shares of Common Stock on the date the option is exercised over the exercise price. Accordingly, there is no assurance that the value realized by an executive will be at or near the value estimated above. Potential Realizable Value is not calculated for options that were replaced during the fiscal year ended December 31, 1996.

(5) Represents replacement option issued in connection with the December 16, 1996 repricing of options. See "Ten-Year Option/SAR Repricings" below.

(6) Such option was canceled on December 16, 1996 and replaced with an option at an exercise price of $7.25 per share. See "Ten-Year Option/SAR Repricings" below.



     AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
     AND FISCAL YEAR END OPTION VALUES

     The following table sets forth information concerning (i) each exercise of stock options during the fiscal year ended December 31, 1996 by each named executive officer of the Company and (ii) the value of unexercised stock options held by such persons as of December 31, 1996:


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                                                 Value of
                                                                                                Unexercised
                                                                      Number of                 In-the-Money
                                                                 Unexercised Options             Options at
                                  Shares                         at December 31, 1996        December 31, 1996
                                 Acquired          Value             Exercisable/               Exercisable/
Name                           on Exercise       Realized           Unexercisable            Unexercisable  (1)
----                           -----------       --------        --------------------        ------------------
John Psarouthakis                   --               --             37,500/72,500                   0/0
Gareth L. Reed                   16,700         $100,033                 33,437/0                   0/0
C. William Mercurio                 --               --              6,250/18,750                   0/0
Donna L. Bacon                      --               --             18,750/41,250                   0/0
James J. Fahrner                    --               --             11,250/58,750                   0/0


(1) In calculating the value of unexercised in-the-money options at December 31, 1996, the Company used a market value of $7.125 per share, the closing price for shares of Common Stock on the Nasdaq National Market on December 31, 1996.



     TEN-YEAR OPTION/SAR REPRICINGS

     The Board of Directors of JPE, Inc. acknowledged the effort that would be required from its key employees to implement changes at the Company's operations and to effect a successful turnaround of Pebra Inc., being acquired in December, 1996. This Board of Directors determined that the most effective and economical method to motivate and reward such employees would be to reprice all outstanding options of current, active employees. Therefore, the Board of Directors approved an option exchange for current, active employees entitling such employees to cancel their outstanding options in exchange for new options with an exercise price of $7.25 per share, the fair market value of the Company's stock on the date of exchange. The new options were subject to the same vesting schedule as the canceled options, including the same vesting commencement date, with the same termination date; provided that if the canceled option was an incentive stock option, it would now become a non-qualified option.


                          JPE, Inc. Board of Directors


                                                                                                     Length of
                                    Number of         Market                                          Original
                                    Securities       Price of        Exercise                       Option Term
                                    Underlying       Stock at        Price at                        Remaining
                                     Options/        Time of          Time of                        at Date of
                                       SARs         Repricing        Repricing          New          Repricing
                                     Repriced           or              or            Exercise           or
     Name             Date          or Amended      Amendment        Amendment         Price         Amendment
     ----             ----          ----------      ---------        ---------        --------       -----------
John Psarouthakis    12/16/96          20,000          $7.25           $12.65            $7.25        1.92 years
                                       23,678           7.25            11.55             7.25        3.92 years
                                       66,322           7.25            10.50             7.25        8.92 years

C. William Mercurio  12/16/96          25,000           7.25            10.50             7.25        8.92 years


Donna L. Bacon       12/16/96          30,000           7.25            10.75             7.25        7.83 years
                                       15,000           7.25            10.50             7.25        8.92 years
                                       15,000           7.25             7.75             7.25        9.92 years

James J. Fahrner     12/16/96          30,000           7.25            14.00             7.25        8.58 years
                                       15,000           7.25            10.50             7.25        8.92 years
                                       15,000           7.25             9.875            7.25        9.67 years
                                       10,000           7.25             7.75             7.25        9.92 years


     TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     During 1993, Section 162(m) of the Internal Revenue Code was enacted to limit the corporate deduction for compensation paid to each of the five most highly compensated executive officers of a publicly-held corporation to $1 million per year, unless certain requirements are met. The Compensation Committee has reviewed the impact of this legislation on the Company's executive compensation plans and concluded that this legislation should not apply to limit the deduction for executive compensation paid by the Company in 1996.


     REPORT OF COMPENSATION COMMITTEE

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy
Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

     INTRODUCTION AND ORGANIZATION

     The Compensation Committee of the Board of Directors, composed of non-employee directors, reviews and develops compensation programs for key management, evaluates executive performance, administers the Company's compensation programs and makes recommendations as to compensation matters to the Board of Directors.

     GENERAL POLICIES

     The Compensation Committee's overall compensation policy with regard to executive officers is to provide a compensation package that is intended to attract and retain qualified executives and to provide incentives to achieve the Company's goals and increase shareholder value. The Compensation Committee implements this policy through base salaries, bonuses and grants of stock options, stock appreciation rights and restricted stock.

     BASE SALARIES

     Base salary is determined for each of the Company's key executives by the Compensation Committee based upon recommendations of the Company's Chief Executive Officer. Factors affecting executive salary determinations include experience, leadership, the Company's performance and achievements, individual initiative, performance and achievements and an evaluation of the responsibilities of the position held by the executive. No specific weighting of factors is used.

     BONUSES

     The Company awards its executive officers discretionary bonuses deemed appropriate by the Compensation Committee. Bonuses are intended to provide incentives to achieve the Company's financial and operational goals and increase shareholder value, as well as to recognize an executive's individual contributions to the Company. Factors affecting executive bonus determinations include an evaluation of the Company's results and the executive's initiative, performance and achievements, and the executive's salary. The Compensation
Committee does not use any specific weighting of factors. The Compensation Committee obtains recommendations from the Chief Executive Officer as to executive officer bonuses based on an evaluation of each individual executive's performance during the year.

     LONG-TERM INCENTIVES

     The Compensation Committee believes that executive ownership of the Company's stock, together with compensation plans that foster the alignment of management's interests with those of the Company's shareholders, are in the best interests of shareholders and management. Under the Company's 1993 Stock Incentive Plan, the Compensation Committee approved grants of stock options to executive officers and to other key employees. Awards under the 1993 Stock Incentive Plan are intended to provide participants with an increased incentive to make significant contributions to the long-term performance and growth of the Company, to join the interests of participants with the interests of shareholders of the Company and to facilitate attracting and retaining key employees of exceptional ability.

     The Compensation Committee's policy is to award stock options in amounts reflecting the participant's position and the ability to influence the Company's overall performance. In determining the size of individual awards, the Compensation Committee also considers the amounts of options outstanding and previously granted both in the aggregate and with respect to the optionee, the amount of shares remaining available for grant under the Company's stock incentive plan, the amount of stock owned by the executive and the aggregate amount of the current awards. Generally, the exercise price for stock options will be at or above the fair market value of the underlying shares on the date of the grant.

     OTHER COMPENSATION

     The Company has adopted certain employee benefit plans, including its 401(k) savings plan and health benefit plans, in which executive officers have been permitted to participate. Benefits under these plans are not directly or indirectly tied to the Company's performance.

     CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of Dr. Psarouthakis is determined based upon the same criteria as are used for other executive officers. Dr. Psarouthakis did not participate in the approval of his own compensation, but he did participate in the discussion of the Company's performance and he made recommendations concerning the compensation of executives reporting to him.

                                By the Compensation Committee


                                John F. Daly
                                Otto Gago
                                Donald R. Mandich

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee was established in May 1993 and consists of Messrs. Daly, Gago and Mandich, each of whom has been an director of the Company since that date. None of these directors has ever been an officer or employee of the Company or any of its subsidiaries.


     STOCK PERFORMANCE GRAPH

     The following table compares the cumulative return since October 1993 (the date of the Company's initial public offering) on a hypothetical investment in JPE, Inc. (JPEI), the Nasdaq National Market (U.S.) Index and other motor vehicle equipment manufacturers and distributors. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN*
               Among JPE, Inc., The Nasdaq Stock Market-US Index
                                and a Peer Group

                               10/27/93   12/93     12/94     12/95     12/96
                               --------   -----     -----     -----     -----

JPE, Inc.                        100       107       83        85        62

Peer Group                       100       124       82        70        97

Nasdaq Stock Market - U.S.       100       100       98       138       170

* $100 invested on 10/27/93 in stock or Index - including reinvestment of dividends. Fiscal year ending December 31.



     Assumes $100 invested on October 27, 1993 in JPE, Inc., Nasdaq National Market (U.S.) Index and other motor vehicle equipment manufacturers and distributors (APS Holding Corp., Excel Industries, Hahn Automotive Warehouse, MascoTech, Inc., Simpson Industries, Inc., Standard Products Co., Stant Corp. and Tower Automotive), weighted for market capitalization.

     Total  return  equals  price   appreciation   plus  dividends  and  assumes
reinvestment of dividends.


                                II. OTHER MATTERS

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

     Coopers & Lybrand L.L.P. is the independent public accountant for the Company and its subsidiaries and has reported on the Company's consolidated financial statements for the fiscal year ended December 31, 1996. The Company's independent public accountant is appointed by the Company's Board of Directors after receiving recommendations from the Audit Committee. Coopers & Lybrand L.L.P. has been reappointed as independent public accountant for the Company for fiscal year 1997.

     Representatives from Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement at the Meeting if they desire to do so and are expected to be available to respond to appropriate questions.


OTHER PROPOSALS

     Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting, and they have no present knowledge that any other matters will be presented for action at the Meeting by others. However, if any other matters properly come before such Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

     A shareholder proposal which is intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive offices by December 29, 1997.

                         By Order of the Board of Directors


                         Donna L. Bacon, Secretary


Dated:  April 28, 1997

                                    JPE, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 15, 1997

P    The undersigned  hereby appoints John  Psarouthakis and Donna L. Bacon, and
R each of them, with full power of substitution, the proxies of the O undersigned to vote the shares of the undersigned at the Annual Meeting of X Shareholders of JPE, Inc. to be held May 15, 1997, and at any adjournment
Y    thereof, on all matters properly coming before such meeting.

     1.  ELECTION OF DIRECTORS:                  (change of address)

         John Psarouthakis                -------------------------------------
         Otto Gago                        -------------------------------------
         C. William Mercurio              -------------------------------------

                                          (If you have written in the above
                                          space, please mark the corresponding
                                          box on the reverse side of this card.)



You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this Card.

                                                               SEE REVERSE SIDE

/X/ Please mark your votes           THIS PROXY IS  SOLICITED  ON BEHALF OF THE
    as in this sample.            BOARD  OF  DIRECTORS   AND,   WHEN   PROPERLY
                                  EXECUTED,   WILL  BE  VOTED  IN  THE   MANNER
                                  DIRECTED    HEREIN    BY   THE    UNDERSIGNED
                                  SHAREHOLDER.  IF NO DIRECTION  IS MADE,  THIS
                                  PROXY WILL BE VOTED FOR THE  ELECTION  OF THE
                                  NOMINEES  FOR  DIRECTOR   NAMED  HEREIN.   IN
                                  THEIR DISCRETION,  THE PROXIES ARE AUTHORIZED
                                  TO  VOTE  UPON  SUCH  OTHER  BUSINESS  AS MAY
                                  PROPERLY  COME BEFORE THE MEETING,  INCLUDING
                                  THE  ELECTION  OF ANY  PERSON TO THE BOARD OF
                                  DIRECTORS  WHERE A NOMINEE NAMED IN THE PROXY
                                  STATEMENT  IS UNABLE  TO SERVE  OR,  FOR GOOD
                                  CAUSE, WILL NOT SERVE.


                               FOR     WITHHELD
1. Election of                                        Change    /  /
   Directors                  /  /       /  /           of
   (see reverse)                                      Address

   For, except vote withheld from                     Attend    /  /
   the following nominee(s):                          Meeting


The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated April 28, 1997 and ratifies all that the proxies or any of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.


SIGNATURE(S)                         DATE
            ----------------------       -------------   PLEASE MARK, SIGN, DATE
                                                         AND RETURN THIS PROXY
SIGNATURE(S)                         DATE                CARD PROMPTLY USING THE
            ----------------------       -------------   ENCLOSED ENVELOPE.

NOTE:  Please sign exactly as name appears hereon.
       Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.